Exhibit 10.2

MEMC ELECTRONIC MATERIALS, INC.

2009 SPECIAL INDUCEMENT GRANT PLAN

1.          Purpose of the Plan

The purpose of this MEMC Electronic Materials, Inc.  2009 Special Inducement Grant Plan is to promote the interests of the Company and its stockholders by providing certain employees of Target LLC with an appropriate incentive to encourage them to continue in the service and employ of the Company or an Affiliate and to improve the growth and profitability of such entities.

2.         Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a)        “Affiliate” shall mean, with respect to the Company, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(b)        “Award” shall mean an Option or a Restricted Stock Unit granted to a Participant pursuant to the terms of this Plan, as evidenced by an Award Agreement.

(c)        “Award Agreement” shall mean, in the case of an Option, a Stock Option Grant Agreement and in the case of a Restricted Stock Unit, a Restricted Stock Unit Agreement.

(d)        “Board” shall mean the Board of Directors of the Company.

(e)        “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Affiliate which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud.  If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)        “Commission” shall mean the U.S.  Securities and Exchange Commission.

(h)        “Committee” shall mean the Committee appointed by the Board pursuant to Section 3 of this Plan, or in the absence of such appointment, the Board.

(i)         “Common Stock” shall mean the shares of common stock of the Company, par value $0.01 per share.

(j)         “Company” shall mean MEMC Electronic Materials, Inc.

(k)        “Disability” shall mean, with respect to any Participant, that, as a result of incapacity due to a physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) months or six (6) months in the aggregate during any twelve (12) month period.  Notwithstanding the foregoing, if, as of the date of determination, the Participant is party to an effective employment or consulting agreement or Award Agreement that contains a different definition of the term “Disability” (or any derivation of such term), the definition in such agreement shall control.

(l)         “Eligible Employee” shall mean any individual who becomes an employee of the Company or an Affiliate as of the closing date of the Target Merger and who was employed by Target LLC as of such closing date.

(m)       “Employment” shall mean employment with the Company or any Affiliate and/or service as a consultant for the Company or any Affiliate.  “Employee,” “Employed” and “Employs” shall have correlative meanings.

(n)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)        “Exercise Date” shall have the meaning set forth in Section 5.8 herein.

(p)        “Exercise Notice” shall have the meaning set forth in Section 5.8 herein.

(q)        “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee and specified in the Stock Option Grant Agreement.

(r)        “Fair Market Value” shall mean, as of any date, the closing price of the share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

(s)        “Grant Date” shall mean the closing date of the Target Merger.

(t)        “Non-Qualified Stock Option” shall mean an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(u)        “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan.  Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

(v)        “Option Spread” shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

(w)       “Participant” shall mean an Eligible Employee to whom a Grant of an Award under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(x)        “Permitted Transferee” shall mean a Transferee who meets the requirements set forth in Section 5.5.

(y)        “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(z)        “Plan” means this MEMC Electronic Materials, Inc.  2009 Special Inducement Grant Plan, as it may be amended from time to time.

(aa)      “Restricted Stock Unit” shall mean the right to receive a share of Common Stock from the Company at a designated time in the future (provided such Restricted Stock Unit is vested at such time) which is granted to a Participant pursuant to Section 6 herein and which is subject to the restrictions set forth in Section 6 herein or in any Restricted Stock Unit Agreement that evidences such right.  The participant does not have the rights of a stockholder until receipt of the Common Stock.

(bb)      “Restricted Stock Unit Agreement” shall mean the separate written agreement evidencing the grant of each Restricted Stock Unit pursuant to the Plan.

(cc)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)      “Stock Option Grant Agreement” shall mean the separate written agreement evidencing the grant of each Option pursuant to the Plan.

(ee)      “Target Merger” shall mean the merger of a wholly owned subsidiary of the Company with and into Target LLC.

(ff)       “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest.  “Transferable”, “Transferee” and “Transferor” shall have correlative meanings.

(gg)      “Valuation Date” shall mean the trading date immediately preceding the date of the relevant transaction.

(hh)      “Vesting Date” shall mean, in the case of an Option, the date an Option becomes exercisable pursuant to Section 5.3 and in the case of Restricted Stock Units, the date a right to receive a share of Common Stock vests pursuant to Section 6.2.

3.         Administration of the Plan

The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board.  The Committee may delegate its authority to grant Awards to a subcommittee of such Committee comprised solely of outside directors.  In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable.

3.1       Powers of the Committee.  In addition to the other powers granted to the Committee under this Plan, the Committee shall have the discretionary power: (a) to determine to which of the Eligible Employees grants of Awards shall be made; (b) to determine whether a grant of an Award will consist of an Option, Restricted Stock Units or any combination thereof, (c) to determine the time or times when grants shall be made and to determine the number of shares of Common Stock subject to each such Award; (d) to prescribe the form of any Award Agreement evidencing an Award and make any amendment or modification to any Award Agreement consistent with the terms of this Plan; (e) to determine the terms and conditions applicable to each Award (which need not be identical); (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of this Plan; (g) to construe and interpret this Plan, such rules and regulations and the instruments evidencing the Awards; and (h) to make all other determinations necessary or advisable for the administration of this Plan.

3.2       Determinations of the Committee.  Any grant of an Award, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

3.3       Indemnification of the Committee.  No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award.  To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

3.4       Inconsistent Terms.  In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall govern.

4.         Shares Subject to this Plan

Subject to adjustment as provided in this Section 4 and Section 8 hereof, the maximum number of shares of Common Stock available for grant under this Plan shall be 3,000,000.  To the extent that any Award granted under this Plan terminates, expires or is canceled without having been exercised, the shares covered by such Award shall not again be available for grant under this Plan.

5.         Options

5.1       Identification of Options.  The Options granted under this Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

5.2       Exercise Price.  The Exercise Price of any Option granted under this Plan shall be such price as the Committee shall determine and which shall be specified in the Stock Option Grant Agreement; provided, however, that such price may not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

5.3       Vesting Date of Options.  Each Stock Option Grant Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Option shall become exercisable.

5.4       Limitation on Transfer.  During the lifetime of a Participant, each Option shall be exercisable only by such Participant unless the Participant obtains written consent from the Company to Transfer such Option to a specified Transferee (a “Permitted Transferee”) or the Participant’s Stock Option Grant Agreement provides otherwise.  Only Transfers of Options without consideration shall be permitted.

5.5       Condition Precedent to Transfer of Any Option.  It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if the Transferee had been an original signatory thereto.

5.6       Effect of Void Transfers.  In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

5.7       Exercise of Options.  A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 5.8 hereto.

5.8       Method of Exercise.  Unless otherwise determined by the Committee, the Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”).  Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant and (c) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Plan and Stock Option Grant Agreement as if they had been original signatories thereto.  The Exercise Notice shall include (i) payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (ii) if approved in advance by the Committee, a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or a combination of cash and certificates or any other method otherwise approved by the Committee.  In its discretion, the Committee may also permit any Participant to exercise an Option through a cashless exercise procedure involving a broker or dealer approved by the Committee, provided that the participant complies with the procedures for such an exercise established by the Committee.

5.9       Issuance of Shares.  Subject to any governing rules or regulations, upon the exercise of the Options in accordance with Section 5.8, the Company shall issue shares of Common Stock to the Participant (a) by issuing certificates of shares of Common Stock in the name of the Participant and delivering such certificates to the Participant (or such shares shall be held in the name of the Participant in book entry form by a broker/dealer designated by the Participant or the Company) or (b) by book entry on the Company’s transfer agent and registrar’s books of account in an appropriate amount based upon the number of shares purchased under the Option.

5.10     Termination of Options.  The Committee may, at any time, in its absolute discretion, without amendment to this Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined.

5.11     Rights as Stockholder.  Except as otherwise expressly provided herein, the Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to this Plan until the date such Options are exercised under Section 5.8 and issued under Section 5.9.  Except as otherwise expressly provided in Section 8 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date shares are issued under Section 5.9.

6.         Restricted Stock Units

6.1       Grant of Restricted Stock Unit.  The Committee may grant Restricted Stock Units pursuant to this Plan.  Each Grant of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Agreement containing such restrictions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 6.

6.2       Vesting Date of Restricted Stock Units.  Each Restricted Stock Unit Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Restricted Stock Units shall become vested.

6.3       Limitation of Transfer of Restricted Stock Units.  A Restricted Stock Unit shall not be Transferable under any circumstances and no transfer of a Participant’s rights with respect to such Restricted Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee any interest or right in or with respect to such Restricted Stock Unit, but immediately upon any attempt to Transfer such Restricted Stock Unit, such Restricted Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

6.4       Issuance of Common Stock.  As soon as practical after the time stated in the Restricted Stock Unit Agreement, shares of Common Stock equal to the number of vested Restricted Stock Units reflected in the applicable Restricted Stock Unit Agreement shall be distributed to the Participant (or the beneficiary(ies) or personal representative of a deceased Participant).  Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

6.5       Termination of Restricted Stock Units.  The Committee may, at any time, in its absolute discretion, terminate any Restricted Stock Unit Award then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each Restricted Stock Unit, whether or not vested on the date of such termination, an amount equal to the Fair Market Value of a share of Common Stock determined as of the Valuation Date coincident with or next succeeding the date of termination.  Such payment shall be made as soon as practicable after the payment amounts are determined.  Notwithstanding the foregoing, no action will be taken pursuant to this Section 6.5 that will result in a violation of Code Section 409A and the regulations thereunder.

6.6       Rights as Shareholders.  A Participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect to any Restricted Stock Units.  A Participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Restricted Stock Unit Agreement.

7.         Termination of Employment

7.1       Expiration of Options.  With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement.  With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on the date such Participant’s Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date of the Participant’s Employment is terminated by reason of the Participant’s death; (iv) one year after the date the Participant’s Employment is terminated by reason of Disability, provided, however, that if during such one-year period following the termination of the Participant’s Employment by reason of Disability the Participant dies, the Participant’s legal representative or beneficiary may exercise the Participant’s Option(s), or any portion thereof, which have become exercisable on the date of the Participant’s Employment is terminated for a period of one year from the date of the Participant’s death; or (iv) the 10th anniversary of the Grant Date for such Option(s).  Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

7.2       Expiration of Restricted Stock Units.  With respect to each Participant, such Participant’s Restricted Stock Units that have not become vested on the date such Participant’s Employment is terminated for any reason shall be forfeited unless otherwise specified in the Restricted Stock Unit Agreement.

8.         Adjustment Upon Changes in Company Stock

8.1       Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall make such adjustments with respect to the number of shares of Common Stock subject to the Awards and/or the exercise price per share of Common Stock as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

8.2       Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive only securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

8.3       Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                        (A)       provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

                        (B)       cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option; and (y) with respect to a Restricted Stock Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, or

                        (C)       provide for any combination of (A) or (B).

8.4       Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 8.1, 8.2 or 8.3 hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

8.5       No Other Rights.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

9.         Withholding Taxes

9.1       Cash Remittance.  Whenever shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Restricted Stock Unit Agreement, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements, if any, attributable to such exercise, grant or lapse prior to the issuance of any shares or the effectiveness of the lapse of such restrictions.  Without limitation on the foregoing, the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy any applicable tax liability, including, without limitation, that if the Company or any of its Affiliates is liable to account for or deduct any tax, national insurance or other fiscal impositions or duties payable as a result of the exercise of the Option or the issue or transfer of shares of Common Stock from the salary or other earnings of the Participant in any relevant payment period and such salary or earnings are insufficient to meet the liability of the Company or any of its Affiliates, then the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy this liability.

9.2       Stock Remittance.  At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Restricted Stock Unit Agreement, the Participant may tender to the Company a number of shares of Common Stock owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 9.1 hereof, if any.

9.3       Stock Withholding.  At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon exercise of an Option or the time specified in a Restricted Stock Unit Agreement, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations.  Such election shall satisfy the Participant’s obligations under Section 9.1 hereof, if any.

10.        Securities Matters

10.1     Registration.  The Company will prepare and file, within two (2) Business Days of the closing date of the Target Merger, with the SEC a registration statement on Form S-8 covering the shares of Common Stock to be issued hereunder.  Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or advisable.

10.2     Effectiveness of Option Exercise or Award.  With respect to an Option, the exercise of such Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

11.        Effective Date; Plan Term; Amendment of this Plan; Termination of this Plan

11.1     Effective Date.  The Effective Date of the Plan shall be the date of adoption of the Plan by the Board.

11.2     Plan Term.  The Committee shall not grant any Awards under this Plan after the Grant Date.  All Awards which remain outstanding after such Grant Date shall continue to be governed by the Plan and the function of the Committee will be limited to supervising the administration of Awards previously granted.

11.3     Amendment of this Plan.  The Committee may, in its absolute discretion, from time to time revise or amend this Plan, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under any outstanding Award without such Participant’s written consent.

11.4     Termination of this Plan.  The Committee may at any time, in its absolute discretion, suspend or terminate this Plan.  No awards may be granted during any suspension of the Plan or after the Plan has been terminated.  The termination of the Plan shall not affect any Awards previously granted.  After the Plan terminates, the function of the Committee will be limited to supervising the administration of Awards previously granted.

12.        Miscellaneous

12.1     No Special Employment Rights.  Nothing contained in this Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

12.2     Right of Offset.  If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Affiliates, the Company, upon a determination by the Committee, and to the extent permitted by applicable law, may offset such amount so owing against the amount of benefits otherwise distributable.  Such determination shall be made by the Committee.

12.3     No Obligation to Exercise an Option.  The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

12.4     Notices.  All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

If to the Participant, to the Participant’s last known address.

If to the Company:

MEMC Electronic Materials, Inc.

Attention: Vice-President, Human Resources

501 Pearl Dr.

St.  Peters, MO 63376

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

12.5     Descriptive Headings.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

12.6     Gender.  All references herein to the masculine gender shall include the feminine.

12.7     Severability.  In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

12.8     Governing Law.  This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this Plan on October 21, 2009.

Name:	/s/ Bradley D. Kohn
Bradley D. Kohn,
Title:	Vice President, General Counsel and Corporate Secretary

Date:	October 21, 2009